UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2012

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

                                                                                                                                                  (Address of principal executive offices)                      (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 18, L & L Energy, Inc., a Nevada corporation (“L&L”), entered into the Lashu and Luozhou Mines Sales and Purchase Agreement (the “Agreement”) acquiring the Luozhou and Lashu mines in the Guizhou Province, China.

Under the Agreement, L&L acquired 95% of both Luozhou and Lashu mines from Union Energy for $37.1 million. This payment was satisfied by a cash outlay of approximate $1.7 million and transfers of the Company's interests in Zonelin Coking Plant (98%) and the DaPing Mine (60%).

The newly constructed Luozhou and Lashu mines are located in HeZhang County, Guizhou Province China, near L&L’s Weishe Mine. The two mines produce low sulfur, high BTU, anthracite coal with approximately 34.2 million tons of combined coal reserves. LuoZhou has 27 million tons of reserves and will move from an annual production rate of 200,000 tons to 450,000 tons by the end of 2013. LaShu has 7.2 million tons of reserves and will initially produce at a rate of 150,000 tons per year, ramping up to its approved rate of 300,000 tons over time.

The Company will forward a translated version of the agreement to the SEC separately.

ITEM 8.01  Other Events.

On November 19, 2012, L&L issued a press release regarding the entry of the Lashu and Luozhou Mines Sales and Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated November 19, 2012

Forward Looking Statements

Information set forth in this Form 8-K report that is not purely historical are “forward looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934.  Forward looking statements include, without limitation, statements regarding the Company’s business strategy, market/revenue/profitability prediction, risks/uncertainties, and future performance.  All such forward looking statements are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such statement.  Actual results could differ materially from the Company’s current expectations.  Factors that could contribute to such differences include, without limitation, risks related to volatility in coal demand, China’s political/economic environment, the Company’s ability to acquire coal-mine related assets and corresponding financing, and other factors discussed in the Company’s reports filed by the Company from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: November 21, 2012	By:	/s/Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer